UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8‑K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 10, 2013
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant's Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.07           SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)        The 2013 Annual Meeting of Stockholders of TOR Minerals International, Inc. was held on Friday, May 10, 2013 (the "Annual Meeting").

(b)        The Company's stockholders voted on the following four proposals (described in detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 15, 2013) at the Annual Meeting and cast their votes as follows:

Proposal No. 1.   The seven nominees named below were elected to serve as directors of the board of directors

Election of Directors	For	Withheld	Broker Non-Votes
Julie Ehmann	2,232,474	27,507	495,702
Thomas Pauken	2,229,226	30,755	495,702
Bernard Paulson	2,231,054	28,927	495,702
Douglas Hartman	2,233,974	26,007	495,702
Steven Paulson	2,146,569	113,412	495,702
Olaf Karasch	2,162,083	97,898	495,702
Tan Chin Yong	2,234,274	25,707	495,702

Proposal No. 2.   The appointment of UHY LLP as the independent registered public accounting firm for the year ending December 31, 2013 was ratified, and the voting results were as follows.

For	Against	Abstain
2,750,947	2,000	2,736

Proposal No. 3.   : The consideration of an advisory vote on executive compensation was voted as follows:

For	Against	Abstain	Broker Non-Votes
1,178,026	1,023,575	58,380	495,702

Proposal No. 4.   : The consideration of an advisory vote on the frequency of votes on executive compensation  was voted as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
1,179,730	2,848	465,367	612,036	495,702
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)
Date: May 10, 2013	/s/ BARBARA RUSSELL
Barbara Russell Chief Financial Officer
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